Exhibit 99.2
Wellsford Real Properties, Inc.
535 Madison Avenue 26th Floor New York, NY 10022

212-838-3400       Fax 212-421-7244
FOR IMMEDIATE RELEASE:
WELLSFORD REAL PROPERTIES, INC.
ANNOUNCES COMPLETION OF THE MERGER WITH REIS, INC.
NEW YORK, May 30, 2007: Wellsford Real Properties, Inc. (AMEX:WRP) announced today that it completed its merger with Reis, Inc. (“Reis”) pursuant to a merger agreement executed on October 11, 2006. Earlier today, WRP’s stockholders approved the proposal for WRP to issue approximately 4.2 million shares of its common stock in connection with its merger with Reis. Separately, at Reis’s special meeting of stockholders which was also held earlier today, the Reis stockholders adopted the merger agreement.
Reis stockholders will receive, in the aggregate, approximately $34,573,452 in cash and 4,237,074 shares of newly issued common stock of WRP which, for purposes of the merger, has been established at $8.16 per share, resulting in an implied equity value for Reis of approximately $90,000,000, including the approximate 23% of Reis owned by WRP. Simultaneously with the consummation of the merger, WRP terminated its previously adopted plan of liquidation.
The cash portion of the merger consideration was funded by a $25,000,000 loan extended to Reis by a financial institution. The remainder of the merger consideration and transaction costs was funded with cash from Reis and WRP. WRP now has approximately 10,770,000 shares of common stock outstanding, will change its corporate name to Reis, Inc. and will initially retain its existing ticker symbol on the AMEX, “WRP.” The Reis stockholders now own approximately 38% of WRP. As previously announced, WRP estimates that $1.15 of the $14.00 per share liquidating distribution made on December 14, 2005 will be recharacterized as taxable dividend income.
Lloyd Lynford and Jonathan Garfield, were the chief executive officer and executive vice president, respectively, of Reis prior to the merger. Lloyd Lynford is the brother of Jeffrey Lynford, the chairman and chief executive officer of WRP. Lloyd Lynford is now CEO and President of the combined entity and Jeffrey Lynford and Jonathan Garfield are now the Chairman and Executive Vice President of the combined entity, respectively. The aforementioned officers have three year employment agreements.
The Board of Directors is now comprised of ten members, consisting of the six existing WRP directors, with the addition of Lloyd Lynford, Jonathan Garfield, M. Christian Mitchell and Michael Del Guidice. Messer’s Mitchell and Del Giudice both meet the appropriate independence standards.
Lloyd Lynford, Reis’s CEO, stated, “The merger with WRP, effectively taking Reis public, represents an important milestone in the 27 year history of our company and will permit Reis to offer our clients even more robust services in the coming years. We are looking forward to accelerating the pace of our product development, entering into new markets, expanding our property and portfolio valuation tools as well introducing the next generation of analytics to assist CMBS and REIT investors make critical buy/sell and hold decisions. As a public company, Reis will also be poised to acquire complementary companies to add market coverage and depth to Reis’s industry-leading databases.”

Cautionary Statement Regarding Forward-Looking Statements
This press release, together with other statements and information publicly disseminated by WRP, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to WRP’s outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on WRP’s business operations or performance. Specifically, forward-looking statements may include:
•	statements relating to the benefits of the merger with Reis and future services and product development;

•	statements relating to future business prospects, potential acquisitions, revenue, income and cash flows of WRP’s real estate and other activities individually;

•	statements relating to revenues of the resulting company after the merger with Reis; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.
These statements reflect WRP’s management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, WRP’s management has made assumptions regarding, among other things, the determination of estimated net realizable value for its assets and the determination of estimated settlement amounts for its liabilities and general economic conditions.
Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause WRP’s actual results to differ include:
•	expected benefits from the merger with Reis may not be fully realized or at all;

•	revenues following the merger with Reis may be lower than expected;

•	the possibility of litigation arising as a result of terminating the plan of liquidation;

•	adverse changes in the real estate industry and the markets in which the post-merger company will operate;

•	the inability to retain and increase the number of customers of the post-merger company;

•	competition;

•	difficulties in protecting the security, confidentiality, integrity and reliability of the data of the post-merger company;

•	legal and regulatory issues;

•	changes in accounting policies or practices; and

•	the risk factors listed under “Item 1A. Risk Factors” in WRP’s annual report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 29, 2007, as amended, on April 30, 2007, and those listed and under “Risk Factors” in WRP’s registration statement on Form S-4 which was initially filed with the SEC on December 28, 2006 and, as amended, on March 9, 2007, April 11, 2007 and April 30, 2007.
You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as required by law, WRP undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Press Contact:	Mark P. Cantaluppi
Wellsford Real Properties, Inc.
Vice President, Chief Financial Officer
(212) 838-3400

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